                                                                   EXHIBIT 21.O

                           SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2005. All beneficial interests are wholly-owned, directly or indirectly, by the Company, except for Napco Gulf security Group of which the Company owns 51%,and are included in the Company's consolidated financial statements.

Name                                         State or Jurisdiction of Organization
----                                         -------------------------------------
Alarm Lock Systems, Inc.                                    Delaware

Continental Instruments, LLC                                New York

Napco Security Systems International, Inc.                  New York

Napco/Alarm Lock Exportadora, S.A.                     Dominican Republic

Napco/Alarm Lock Grupo Internacional, S.A.             Dominican Republic
(formerly known as NSS Caribe, S.A.)

Napco Group Europe, Limited                                 England

Napco Gulf Security Group, LLC                              New York


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